Exhibit 10.4
VOTING AGREEMENT
THIS VOTING AGREEMENT, dated as of November 13, 2022 (this “Agreement”), is entered into by and between Indivior Inc., a Delaware corporation (“Parent”), and each of the individuals or entities listed on the signature pages hereto (each, a “Stockholder” and, together, the “Stockholders”).
RECITALS
A.    Concurrently with the execution and delivery of this Agreement, Parent, Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Opiant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.
B.    As a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement with respect to all shares of Company Common Stock that each Stockholder beneficially owns (for purposes of this Agreement, as defined in Rule 13d-3 under the Exchange Act) as of November 9, 2022, as set forth on Schedule I (all such shares of Company Common Stock, and any securities convertible into or exercisable or exchangeable or redeemable for Shares, including, without limitation, by the exercise of a Company Option or the settlement of a Company RSU or Company PSU, and any additional shares of Company Common Stock and any securities convertible into or exercisable or exchangeable or redeemable for shares of Company Common Stock in which such Stockholder acquires record or beneficial ownership on or after the date hereof, whether by purchase, upon exercise or conversion of any securities or otherwise, the “Subject Shares”).
AGREEMENT
The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree as follows:
SECTION 1VOTING AGREEMENT
1.1Voting Agreement.
(a)During the Agreement Period (as defined below), each Stockholder hereby, irrevocably and unconditionally, agrees that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Company Common Stock, however called (each, a “Company Stockholders Meeting”), and in connection with any action proposed to be taken by written consent of the holders of shares of Company Common Stock, such Stockholder shall, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:
(i)appear at each such meeting or otherwise cause all such Subject Shares to be counted as present there at for purposes of determining a quorum; and

(ii)be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares;
A.in favor of (1) the adoption of the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto; and (2) without limitation of the preceding clause (1), the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and
B.against (1) any Competing Proposal or any definitive agreement in connection with such Competing Proposal; (2) any election of new directors to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date hereof who are nominated for election by a majority of the Company Board, or as otherwise provided in the Merger Agreement; (3) any action, proposal, transaction or agreement that would reasonably be expected to result in (x) a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement or (y) any of the conditions in Section 7.1 or Section 7.2 of the Merger Agreement not being fully satisfied; (4) except as required pursuant to Section 1.1(a)(ii)(A), (x) any extraordinary corporate transaction, such as a merger, consolidation, sale of substantially all of the assets of the Company or other business combination involving the Company and (y) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company; and (5) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Transactions.
(b)    Subject to the proxy granted under Section 1.2 below, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally; provided, that such vote or consent would not reasonably be expected to frustrate the purposes, or prevent or delay consummation, of the Transactions.
SECTION 2REPRESENTATIONS AND WARRANTIES
2.1Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows as of the date hereof:
(a)Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(b)Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and subject to principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, then as detailed in Schedule I, this Agreement has been duly executed and delivered by such Stockholder’s spouse and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has, as detailed in Schedule I, full power and authority to enter into and perform this Agreement.
(c)No Conflict.
(i)Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents, (B) assuming that each of the filings referred to in Section 2.1(c)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to such Stockholder, or (C) require any consent or other action by any Person (except as detailed in Schedule I) under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or result in the creation of a Lien (except for any applicable restrictions on transfer under the Securities Act or as created by this Agreement (the “Permitted Exceptions”)) upon such Stockholder’s Subject Shares, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.
(ii)Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any NASDAQ rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.
(d)Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Law) is, and (except with respect to any Subject Shares Transferred (as defined below) in accordance with Section 3.2 hereof) at all times during the Agreement Period will be, the record and beneficial owner of such Stockholder’s Subject Shares free and clear of any Liens (except for the Permitted Exceptions) and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only shares of Company Common Stock beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.
(e)Voting Power. Such Stockholder has full voting power with respect to all such Stockholder’s Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.
(f)Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no action, suit, inquiry, investigation, proceeding or civil investigation, pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or such Stockholder’s Subject Shares that could reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(g)Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
(h)Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, or the Company or any of their respective affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
2.2Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:
(a)    Organization; Authorization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, is enforceable against Parent in accordance with their respective terms, subject in each case to the Bankruptcy and Equity Exception.
(b)    No Conflict.
(i)Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the certificate of incorporation and bylaws of Parent, (B) violate any Law or Judgment applicable to Parent, or (C) result in any violation or breach of any Contract to which Parent is a party, other than in the case of clauses (A), (B) and (C) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such the ability of Parent to perform its obligations under this Agreement.
(ii)Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any rules or regulations of the LSE, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.
SECTION 3CERTAIN COVENANTS
3.1No Solicitation. Without limiting and subject to the provisions of Section 4.15 hereof, during the Agreement Period, each Stockholder (solely in his, her or its capacity as a stockholder of the Company) agrees that it will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 5.2 of the Merger Agreement.
3.2No Proxies for or Liens on Subject Shares.
(a)Except pursuant to the terms of this Agreement, including Section 3.2(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (other than pursuant to Rule 10b5-1 trading plans in effect on the date of the Agreement) (each, a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens (except for the Permitted Exceptions) to be created on any Subject Shares.
(b)Notwithstanding anything in Section 3.2(a) to the contrary, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (iii) upon the death of such Stockholder, (iv) in the case of a Stockholder that is an entity, to any parent entity, subsidiary or affiliate under common control with such Stockholder, or to a partner or member of such Stockholder, or (v) to effect a cashless exercise for the primary purpose of paying the exercise price of Options or to cover tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Options; provided, that a Transfer referred to in clause (i) through (iv) of this Section 3.2(b) shall be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement.
(c)Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed with the SEC or any other disclosure document in connection with the Transactions, and (b) agrees promptly to give to Parent any information related to such Stockholder it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings that Stockholder reasonably determines to be necessary in any SEC or NASDAQ disclosure document.
3.3    Additional Subject Shares. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. Each Stockholder shall promptly notify Parent of any such event.
3.4    Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.
3.5    Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any and all rights such Stockholder may have as to appraisal or dissent with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the Transactions, including under Section 262 of the DGCL, and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Transactions.
3.6    Notices of Certain Events. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Section 2.1.
3.7    Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.
SECTION 4MISCELLANEOUS
4.1Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), or sent by email (notice deemed given three (3) business days after sending), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent, to:

Indivior Inc.
10710 Midlothian Tpke, Suite 125
North Chesterfield, VA 23235
Attention:     General Counsel
Email:        Legal@Indivior.com
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention:    Andrew W. Ment
Email:        ament@cov.com
if to a Stockholder, to his, her or its address set forth on Schedule I, with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, IL 60613
Attention:    Christopher R. Drewry
        Max Schleusener
Email:        Christopher.Drewry@lw.com
        Max.Schleusener@lw.com
4.2Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.
4.3Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (a) the Effective Time, (b) with respect to each Stockholder, the termination of this Agreement by written notice from such Stockholder to Parent following the amendment, modification or waiver of the terms of the Merger Agreement (i) to reduce or change the form of the consideration to be paid to such Stockholder in connection with the Merger, (ii) to create any additional conditions to the consummation of the Merger or (iii) that would reasonably be expected to adversely affect the Stockholder in any but a de minimis respect, (c) the termination of this Agreement by written notice from Parent to the Stockholders, and (d) the valid termination of the Merger Agreement in accordance with its terms (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (x) Section 4.1, Section 4.2, this Section 4.3, Section 4.5, Section 4.9, Section 4.10, Section 4.15 and Section 4.16 shall survive such termination, and (y) the termination of this Agreement shall not relieve any party from liability arising from Fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon a Change of Recommendation unless the Merger Agreement is terminated.
4.4No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.
4.5Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Transactions are consummated.
4.6Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.
4.7Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
4.8Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party; provided that the reorganization, consolidation or change of control of Parent shall not be considered an assignment for purposes hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder. No assignment by any party shall relieve such party of any of its obligations hereunder.
4.9Governing Law; Jurisdiction.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(c)Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 6.6 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.
4.10WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.
4.11Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or other Governmental Entity to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic substance of the Merger is not affected in any manner adverse to Stockholder. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.
4.12Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
4.13Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors.
4.14No Presumption. Each of the parties agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
4.15Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder’s Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him, her or it in his, her or its capacity as an employee, officer or director of the Company or the Company Subsidiary, and no such action or omission shall constitute a breach of this Agreement.
4.16No Recourse. Parent and Merger Sub agree that Stockholder will not be liable for any claims, losses, damages, liabilities or other obligations resulting from any breach of the Merger Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall relieve any Person for liability for Fraud.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

INDIVIOR INC.

By:
Name:
Title:

Signature Page
Voting Agreement

[STOCKHOLDER]

Name:

Signature Page
Voting Agreement